Kathleen Hartnett White, *Chairman*
Larry R. Soward, *Commissioner*
Glenn Shankle, *Executive Director*

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TEXAS COMMISSION ON ENVIRONMENTAL QUALITY

Protecting Texas by Reducing and Preventing Pollution

March 28, 2007

Mr. Bret Christiansen
White Sands LLC
7430 E. Butherus Drive, Suite C
Scottsdale, AZ 85260-2450

Re: Alternative Diesel Fuel Formulation Approval Notification

Dear Mr. Christiansen:

The Texas Commission on Environmental Quality (TCEQ) has approved the formulation comprising of ASTM D975-compliant Grade No. 1-D or No. 2-D diesel fuel that is treated with the White Sands CB-LE diesel fuel additive as an alternative diesel fuel formulation for Texas low emission diesel fuel (TxLED) in accordance with §114.315(c) of the TCEQ regulations. This approval is based upon the following findings:

- The emissions testing performed at the Southwest Research Institute (SwRI) was conducted in accordance with the procedures specified in §114.315(c).
- The comparative analysis of the emission test data from this testing, calculated as specified in §114.315(c)(5), demonstrates that the emissions of nitrogen oxides and particulate matter from the use of an alternative diesel formulation comprising of ASTM D975-compliant Grade No. 2-D diesel fuel treated with the White Sands CB-LE diesel fuel additive is comparable to or better than TxLED.

This approval applies to the alternative diesel fuel formulation comprising of ASTM D975-compliant Grade No. 1-D or No. 2-D diesel fuel that is treated with at least 8.416 grams of the White Sands CB-LE diesel fuel additive per gallon of diesel fuel, as described in the TCEQ's Approval Notification issued under the following notice number:

TCEQ assigned identification number: TXLED-A-00009.

As a TCEQ approved alternative diesel fuel formulation, diesel fuel producers may use ASTM D975-compliant Grade No. 1-D or No. 2-D diesel fuel treated with the White Sands CB-LE diesel fuel additive for compliance with the TxLED fuel content requirements as provided under §114.312(f) of the TCEQ regulations. Producers using this product will be required to comply with the registration requirements specified under §114.314 of the TCEQ regulations and the appropriate monitoring, recordkeeping, and reporting requirements specified under §114.316 of the TCEQ regulations.

This approval is subject to the actual emissions performance of diesel-powered engines using the ASTM D975-compliant Grade No. 1-D or No. 2-D diesel fuel treated with the White Sands CB-LE diesel additive. Evidence that fuel treated with the White Sands CB-LE diesel additive does not result in emissions that are equivalent to or better than fuel meeting the cetane number and aromatic hydrocarbons

emissions that are equivalent to or better than fuel meeting the cetane number and aromatic hydrocarbons content requirements of TxLED may result in the revocation of this approval or other appropriate enforcement action. This approval is also subject to proper treatment and storage of ASTM D975-compliant Grade No. 1-D or No. 2-D diesel fuel treated with the White Sands CB-LE diesel additive.

White Sands LLC is required to provide customers with detailed written instructions regarding specific storage requirements, blending methods, and treatment rate that are necessary to ensure proper additive performance. Improper storage, blending, and/or treatment rate of the White Sands CB-LE diesel additive-treated ASTM D975-compliant Grade No. 1-D or No. 2-D diesel fuel may result in enforcement action.

Enclosed with this letter is the Approval Notification documenting TCEQ's approval of the formulation comprised of ASTM D975-compliant Grade No. 1-D or No. 2-D diesel fuel that is treated with the White Sands CB-LE diesel fuel additive as an alternative diesel fuel formulation for TxLED. This letter and the Approval Notification document will be posted to the TCEQ website for public notice at the following link:
http://www.tceq.state.tx.us/implementation/air/sip/cleandiesel.html.

If you have any questions, please call Mr. Morris Brown in the TCEQ's Air Quality Division at (512) 239-1438.

Sincerely,

Susana Hildebrand for

David C. Schanbacher, P.E.
Chief Engineer
Texas Commission on Environmental Quality

DS/mb

Enclosure